UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 30, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                                    DIGICORP
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Utah                        0-33067                87-0398271
 -------------------------------   ------------------------  ----------------
 (State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                   Identification No.)


           1206 W. South Jordan Parkway, Unit B South Jordan, UT 84095
       ------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 566-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Section 5-Corporate Governance and Management and Section 8-Other Events

ITEM 5.01: Changes in Control of Registrant; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; and Item 8.01 Other Events

The directors of DigiCorp ("Company") along with several other shareholders entered into an Agreement with Franklin Capital Corporation ("Franklin") to sell 2,229,527 common shares in the Company. The directors of the Company Gregg B. Colton, Don J. Colton, Norman Sammis and Glenn W. Stewart agreed to sell 80% of their common stock in the Company at $.135 per share. Another shareholder that was not a principal shareholder or director of the Company sold 100% of his common stock in the Company at $.145 per share. The directors and shareholders under the agreement agreed to sell an additional 1,224,000 common shares to Franklin upon the shares being registered with the Securities and Exchange Commission. Prior to the acquisition and change of control, Franklin owned 327,500 common shares of the Company. Based on the shares currently acquired Franklin owns approximately 26% of the Company's outstanding shares and upon the acquisition of the shares requiring registration Franklin would own 35% of the Company's outstanding common shares.

Pursuant to the agreement with Franklin, Melanie Glazer was appointed as chairman of the Board of Directors of the Company on December 30, 2004, before Glenn W. Stewart, Norman Sammis and Don J. Colton resigned as directors of the Company. The effective date of the resignation of Don J. Colton, Norman Sammis and Glenn W. Stewart is December 30, 2004. The present directors of the Company consist of Melanie Glazer and Gregg B. Colton, the President of the Company.

Melanie Glazer received her Bachelor of Art degree in History in 1964 from George Peabody College, part of Vanderbilt University. Mrs. Glazer began her career in banking in 1976 as Officer of United American Bank, responsible for business development, government relations and public relations. From 1978 to 1985 she was Vice President of Investors Savings & Loan Association in Nashville, Tennessee, where she managed a branch office and was responsible for business development, advertising for all offices, public relations, and was in charge of the savings incentive program. Mrs. Glazer joined Dobson & Johnson, Inc. in 1986, where she was a Real Estate Broker. In 1989, Mrs. Glazer established her own Realty company, Morris Glazer Realty, which she ran successfully until 2003. Mrs. Glazer co-founded Ault Glazer & Company Investment Management LLC in 1998 where she currently serves as an analyst.

Franklin Capital Corporation is a business development company that operates by furnishing capital and making available managerial expertise to companies that do not have ready access to capital through conventional financial channels. Franklin invests primarily in equity securities, including common stock, preferred stock, convertible preferred stock or other equity derivatives, such as options, warrants or rights to acquire stock. At December 31, 2003, Franklin's significant investment was in Excelsior Radio Networks, Inc. (Excelsior). Franklin owned 36.4% of Excelsior (13.8% on a fully diluted basis). Excelsior is engaged in the production and syndication of programs and services heard on more than 2,000 radio stations in the United States across major formats. At December 31, 2003, Franklin also held 30.7% of the total assets and 49.4% of net assets of Alacra Corporation, which is a global provider of business and financial information. Franklin trades on the American Stock Exchange under the symbol FKL.

Item 7: Financial Statements and Exhibits.

         (c) Exhibits. None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DigiCorp
                                              Registrant


Date: January 3, 2004                      /s/ Gregg B. Colton
                                          ------------------------------
                                             Gregg B. Colton
                                             President